SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: June 30, 2000
                                        -------------
                      (Date of Earliest Event Reported)


                         COMMAND SECURITY CORPORATION
                         ----------------------------
           (Exact name of Registrant as Specified in its Charter)


                                   New York
                                   --------
                           (State of Incorporation)


                                   0-18684
                                   -------
                           (Commission File Number)


                                  14-1626307
                                  ----------
                      (IRS Employer Identification No.)


                Lexington Park, Lagrangeville, New York 12540
                ---------------------------------------------
                   (Address of Principal Executive Offices)


                                (914) 454-3703
                                --------------
                       (Registrant's Telephone Number)

Item 1-Item 4            Not Applicable.

Item 5: Other Events.    Not Applicable.

Item 6                   Not Applicable.

Item 7                   Financial Statements and Exhibits.

                           (a),(b)

                           (c) Exhibits

                           (i) Press release dated June 30, 2000.

Item 8.                  Not applicable.

Item 9.                  Not applicable.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 30, 2000                              COMMAND SECURITY CORPORATION

                                                  By: /s/ Nathan Nelson
                                                      -----------------
                                                      Nathan Nelson
                                                      Chief Financial Officer

FOR IMMEDIATE RELEASE

CONTACT: William C. Vassell       Donald Radcliffe
         Chairman                 Radcliffe & Associates, Inc.
         Tel: (914) 454-3703      Tel: (212) 605-0174


                         COMMAND SECURITY CORPORATION
                     REPORTS RESULTS FOR FISCAL YEAR END

              o   REVENUES UP 2.8% FROM PRIOR YEAR
              o   WORKING CAPITAL INCREASES BY $550,000
              o   EXPECTS PROFITABILITY IN FY2001

Lagrangeville, New York *** June 30, 2000 *** Command Security Corporation (NASDAQ:CMMD) today reported results for its fiscal year ended March 31, 2000. For the year revenues increased by 2.8% to $59,245,927 from $57,642,041 reported for the prior fiscal year. Gross profit, as a percentage of revenues, increased slightly to 16.88% of revenues for the fiscal year ended March 31, 2000 from the 16.86% recorded in the prior fiscal year.

Net loss applicable to common stockholders for the fiscal year ended March 31, 2000 was $(487,561) or $(.07) per share compared to a loss of $(166,042)
or $(0.2) per share for the prior fiscal year. Included in the net loss for fiscal 2000 was a charge for bad debts of $738,117 in connection with the Tower Air, Inc. Chapter 11 bankruptcy, impacting earnings per share by $(.11).

As of March 31, 2000 the Company had working capital of $749,710, approximately $550,000 more than the $200,236 balance as of March 31, 1999. During the fiscal year the Company repurchased 220,800 of its common shares for $226,202.

William C. Vassell, Chairman of the Board said, "The Company has continued to make substantial progress in Fiscal 2000. We are well positioned to continue our revenue growth and expect margins to remain strong during fiscal 2001."

The Company's CFO Nathan Nelson, added, "Despite the impact of the Tower Air bankruptcy EBITDA (Earnings before interest, taxes, depreciation, and amortization) was $2,062,075 or $.32 per share. We are continuing with our cost control programs and with the significantly lower amortization expense for fiscal 2001 expect to return to profitability in fiscal 2001."

                                    (more)

Statements in this press release other than statements of historical fact are "forward-looking statements." Such statements are subject to certain risks and uncertainties including the demand for the Company's services, litigation, labor market, and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward looking statements. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Command Security Corporation provides security services through company-owned offices in New York, New Jersey, California, Illinois, Connecticut, Florida, Georgia, Massachusetts and Pennsylvania and provides services via independent security companies nationwide.


                         COMMAND SECURITY CORPORATION
                      Condensed Statements of Operations

                                                   Fiscal Year End
                                                       March 31,

                                                2000              1999
                                                ----              ----

Revenues                                        $59,245,927       $57,642,041

Operating income                                    330,705           877,434

Net loss                                           (309,710)          (15,399)

Preferred stock dividends                          (177,851)         (150,643)

Net loss applicable to common stockholders      $  (487,561)      $  (166,042)
                                                ===========       ===========

Loss per share of common stock                  $      (.07)      $      (.02)
                                                ===========       ===========

Weighted average number of
 common shares outstanding                        6,535,581         6,658,143
                                                ===========       ===========



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